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                                                   EXHIBIT 99



                           EXHIBIT INDEX



         Exhibit
          Number                 Description


           4(a) Copy of Second Amended Line of Credit Loan Agreement providing for the Issuance of a Line of Credit Note in the amount of $27,000,000.


           4(b) Copy of Line of Credit Note Under Second Amended Line of Credit Loan Agreement.

           (15) Letter from independent public accountants pursuant to paragraph (d) of Rule 10-01 of Regulation S-X
                    (incorporated by reference to Independent Accountants' Review Report at page 2 hereof).

           (20) Report to Stockholders for the three months ended September 30, 1995 (without financial statements).

           (27)     Financial Data Schedule for the quarter ended
                    September 30, 1995.